Exhibit 10.5

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

The following table sets forth annual base salaries provided to the Company’s principal executive officer, principal financial officer and other named executive officers in 2017 and as adopted for 2018 by the Company’s Compensation Committee (the “Committee”) on November 6, 2017.

Named Executive Officers	2017 Base Salary	2018 Base Salary
Karl G. Glassman, President and CEO	$1,175,000	$1,225,000
Matthew C. Flanigan, EVP and CFO	$550,000	$572,000
Perry E. Davis, EVP, President – Residential Products & Industrial Products	$500,000	$512,000
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products	$500,000	$512,000
Jack D. Crusa, SVP – Operations[1]	$152,000	N/A

[1]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he continued to receive an annual base salary of $380,000 until April 2, 2017 when such rate was reduced to $190,000. His salary rate was further reduced to $152,000 on July 9, 2017.

Except as noted below, the named executive officers are eligible to receive an annual cash incentive under the Company’s 2014 Key Officers Incentive Plan (filed March 25, 2014 as Appendix A to the Company’s Proxy Statement) (the “KOIP”) in accordance with the 2018 KOIP Award Formula. We expect to adopt the 2018 Award Formula under the Company’s KOIP in March 2018. We expect the 2018 KOIP Award Formula to be largely similar to the 2017 KOIP Award Formula, under which an executive officer is eligible to receive a cash award calculated by multiplying his annual base salary at the end of the year by a percentage set by the Compensation Committee (the “Target Percentage”), then applying the award formula. Corporate Participants and Profit Center Participants are expected to have separate award calculations based on factors defined in the 2018 KOIP Award Formula. For 2018, those factors are expected to be based on the achievement of Return on Capital Employed (60% relative weight), Cash Flow (for Glassman and Flanigan) and Free Cash Flow (for Davis and Dolloff) each at 20% relative weight, and Individual Performance Goals established outside the KOIP (20% relative weight). The Target Percentages for 2017, and as adopted for 2018 by the Committee on November 6, 2017, for the principal executive officer, principal financial officer, and other named executive officers are shown in the following table.

Named Executive Officers	2017 KOIP Target Percentage	2018 KOIP Target Percentage
Karl G. Glassman, President and CEO	120%	120%
Matthew C. Flanigan, EVP and CFO	80%	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products	80%	80%
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products	80%	80%
Jack D. Crusa, SVP – Operations[1]	N/A	N/A

[1]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he is participating, in 2017, in the Company’s Key Management Incentive Compensation Plan (the “KMICP”), which is a cash bonus plan for non-executive officers. The KMICP award formula for Mr. Crusa was adopted on March 22, 2017 and included performance objectives based on Return on Capital Employed (70% relative weight) and Free Cash Flow (30% relative weight). It will be calculated by multiplying his weighted average annual base salary for 2017 by his target percentage of 60%, then applying the award formula. For more information about the KMICP as it applies to Mr. Crusa for 2017, refer to the Company’s Form 8-K filed March 27, 2017. Given his December 31, 2017 retirement, Mr. Crusa will not participate in the KOIP or the KMICP in 2018.

Individual Performance Goals. On November 6, 2017, the Committee adopted Individual Performance Goals (“IPGs”) for our named executive officers. Except as noted below, the 2017 KOIP Award Formula recognizes, and the 2018 KOIP Award Formula is expected to recognize, that 20% of each executive’s cash award in 2017 and 2018 respectively, under our KOIP will be based on the achievement of the IPGs. The IPGs for our named executive officers in 2018 are, and for 2017, were:

Named Executive Officers	2017 IPGs	2018 IPGs
Karl G. Glassman President and CEO	Strategic planning and succession planning	Implementation of growth strategy and succession planning

Matthew C. Flanigan EVP and CFO	Strategic planning, information technology improvements, succession planning and efficiency initiatives	Implementation of growth strategy, succession planning and financial partner initiatives

Perry E. Davis EVP, President – Residential Products & Industrial Products	Growth initiatives and succession planning	Supply chain and growth initiatives and succession planning

J. Mitchell Dolloff EVP, President – Specialized Products & Furniture Products	Strategic planning, succession planning and efficiency initiatives	Implementation of growth strategy, succession planning and efficiency initiatives

Jack D. Crusa SVP –Operations[1]	None assigned	N/A

[1]	Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he is participating in the KMICP in 2017, which is a cash bonus plan for non-executive officers. As such, he did not receive IPGs for 2017. Given his December 31, 2017 retirement, Mr. Crusa will not have IPGs in 2018.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

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